Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	OCTOBER 4, 2005

Crown Financial Assigns All of Its Assets for the Benefit of Creditors

JERSEY CITY, N.J., October 4, 2005 /PRNewswire-FirstCall/ - Crown Financial Holdings, Inc. (the “Company”, Pink Sheets: CFGI.PK) today announced that on October 4, 2005, the Company executed an Assignment for the Benefit of Creditors under the New Jersey Business Corporation Act. The Company’s Board of Directors resolved to proceed with the Assignment in light of the Company’s inability to reach the level of financing necessary to restructure its business operations. A similar Assignment was executed by the Company’s wholly-owned subsidiary, Crown Financial Group, Inc., which has ceased its operations as a broker-dealer and on September 30, 2005 filed a Uniform Request for Withdrawal from Broker-Dealer Registration with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and various jurisdictions.

The Assignment is a legally prescribed business liquidation mechanism under the New Jersey law that is an alternative to a formal bankruptcy proceeding. A designated assignee will serve in a fiduciary capacity in connection with the foregoing Assignment and will assume his duties effective immediately. The Assignment proceeding is effected by the execution of a Deed of Assignment for the Benefit of Creditors, which transfers all of the Company’s assets to the Assignee to hold custodia legis for the benefit of creditors. The Company anticipates that the Deed will be filed and recorded in and with the Register of Hudson County and the Surrogate of Hudson County shortly. The case will be administered under the jurisdiction of the Superior Court of New Jersey, Chancery Division, Probate Part, Hudson County.

Under the terms of the Assignment, the Company transferred to the Assignee, in trust for the benefit of the Company’s creditors, all of its property, including (but not limited to) the Company’s assets, accounts receivable, list of creditors, books and records, etc. The Assignee is further required to give public notice by advertising in a New Jersey newspaper and circulating a notice in the neighborhood where the creditors reside. Such notice will inform the creditors that the Assignment has been made and that all creditor claims must be presented under oath to the Assignee within 3 months from the date of the Assignment, or be barred.

Under the New Jersey law, the Assignee has the full power and authority to dispose of all of the Company’s property, sue for and recover in his own name everything belonging to the Company, compromise and settle all claims, disputes and litigations of the Company, and review any transfers of the Company’s property within 4 months of the assignment for potential preferential payments.

The Company’s Quarterly Reports on Form 10-Q for the periods ended April 30, 2005 and July 31, 2005 are past due and the Company plans to file such reports as soon as possible.

About Crown Financial Holdings, Inc.

Crown Financial Holdings, Inc. is the parent of its wholly owned subsidiary, Crown Financial Group, Inc., a registered broker-dealer with the United States Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

Forward-looking statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

Contact:

Questions regarding this press release should be forwarded to Mr. Robert Thornton at (201) 360-5319.